Item 7  Exhibit 12    Computation of Ratios
        ----------    ---------------------

     The computations of the coverage of fixed charges, excluding the cumulative effect of the 1992 accounting change, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1994 through 1990 on the basis of parent company operations only, are as follows.



                                                         For The Year Ended December 31,
                                              -----------------------------------------------------

                                                1994       1993       1992       1991       1990
                                              ---------  ---------  ---------  ---------  ---------
                                                              (Thousands of Dollars)
Net income before cumulative effect
  of accounting change                        $208,074   $216,478   $172,599   $186,813   $165,199
Taxes based on income                          116,648    107,223     76,965     80,988     70,962
                                              --------   --------   --------   --------   --------

Income before taxes and cumulative effect
  of accounting change                         324,722    323,701    249,564    267,801    236,161
                                              --------   --------   --------   --------   --------

Fixed charges:
  Interest charges                             139,210    141,393    138,097    138,512    127,386
  Interest factor in rentals                     6,300      5,859      6,140      5,690      4,237
                                              --------   --------   --------   --------   --------

Total fixed charges                            145,510    147,252    144,237    144,202    131,623
                                              --------   --------   --------   --------   --------

Income before income taxes, cumulative
  effect of accounting change and
  fixed charges                               $470,232   $470,953   $393,801   $412,003   $367,784
                                              ========   ========   ========   ========   ========

Coverage of fixed charges                         3.23       3.20       2.73       2.86       2.79
                                                  ====       ====       ====       ====       ====


Preferred dividend requirements                $16,437    $16,255    $14,392    $12,298    $10,598
                                              --------   --------   --------   --------   --------


Ratio of pre-tax income to net income             1.56       1.50       1.45       1.43       1.43
                                                  ----       ----       ----       ----       ----

Preferred dividend factor                      $25,642    $24,383    $20,868    $17,586    $15,155
                                              --------   --------   --------   --------   --------

Total fixed charges and preferred dividends   $171,152   $171,635   $165,105   $161,788   $146,778
                                              ========   ========   ========   ========   ========
Coverage of combined fixed charges
  and preferred dividends                         2.75       2.74       2.39       2.55       2.51
                                                  ====       ====       ====       ====       ====



Item 7  Exhibit 12    Computation of Ratios
        ----------    ---------------------

     The computations of the coverage of fixed charges, excluding the cumulative effect of the 1992 accounting change, before income taxes, and the coverage of combined fixed charges and preferred dividends for each of the years 1994 through 1990 on a fully consolidated basis are as follows.




                                                         For The Year Ended December 31,
                                              -----------------------------------------------------

                                                1994       1993       1992       1991       1990
                                              ---------  ---------  ---------  ---------  ---------
                                                              (Thousands of Dollars)
Net income before cumulative effect
  of accounting change                        $227,162   $241,579   $200,760   $210,164   $170,234
Taxes based on income                           93,953     62,145     79,481     80,737     63,360
                                              --------   --------   --------   --------   --------

Income before taxes and cumulative effect
  of accounting change                         321,115    303,724    280,241    290,901    233,594
                                              --------   --------   --------   --------   --------

Fixed charges:
  Interest charges                             224,514    221,312    226,453    225,323    199,469
  Interest factor in rentals                     9,938      9,257      6,599      6,080      4,559
                                              --------   --------   --------   --------   --------

Total fixed charges                            234,452    230,569    233,052    231,403    204,028
                                              --------   --------   --------   --------   --------

Nonutility subsidiary capitalized interest        (521)    (2,059)    (2,200)    (6,542)         -
                                              --------   --------   --------   --------   --------
Income before income taxes, cumulative
  effect of accounting change and
  fixed charges                               $555,046   $532,234   $511,093   $515,762   $437,622
                                              ========   ========   ========   ========   ========

Coverage of fixed charges                         2.37       2.31       2.19       2.23       2.14
                                                  ====       ====       ====       ====       ====


Preferred dividend requirements                $16,437    $16,255    $14,392    $12,298    $10,598
                                              --------   --------   --------   --------   --------


Ratio of pre-tax income to net income             1.41       1.26       1.40       1.38       1.37
                                                  ----       ----       ----       ----       ----

Preferred dividend factor                      $23,176    $20,481    $20,149    $16,971    $14,519
                                              --------   --------   --------   --------   --------

Total fixed charges and preferred dividends   $257,628   $251,050   $253,201   $248,374   $218,547
                                              ========   ========   ========   ========   ========
Coverage of combined fixed charges
  and preferred dividends                         2.15       2.12       2.02       2.08       2.00
                                                  ====       ====       ====       ====       ====

